As filed with the Securities and Exchange Commission on May 6, 2011
Registration No. 333-169555

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO THE

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUNSHINE FINANCIAL, INC.
and
SUNSHINE SAVINGS BANK 401(k) PROFIT SHARING PLAN
(Exact name of registrant as specified in its charter)

Maryland	6035	36-4678532
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1400 East Park Avenue, Tallahassee, Florida 32301
(850) 488-3993
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Louis O. Davis, Jr.
President and Chief Executive Officer
1400 East Park Avenue, Tallahassee, Florida 32301
(850) 219-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael S. Sadow, P.C.
Dave M. Muchnikoff, P.C.
Silver, Freedman & Taff, L.L.P.
3299 K Street, N.W., Suite 100
Washington, D.C. 20007
(202) 295-4500

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer   [  ]   Accelerated filer   [  ]   Non-accelerated filer   [  ]   Smaller reporting company   [X]
             (Do not check if a smaller reporting company)

EXPLANATORY STATEMENT

This Registration Statement registered 1,388,625 shares of the Common Stock, par value $.01 per share, of Sunshine Financial, Inc., a Maryland Corporation (the "Company"). These shares were to be issued in a subscription offering and community offering that would close if at least 892,500 shares were purchased (collectively the "Offering").

The Offering closed on April 5, 2011, with the sale of 1,234,454 shares in the Offering.

This post-effective amendment is being filed by the Company to deregister 154,171 shares previously registered under this Registration Statement that were not sold in the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Tallahassee, State of Florida, on  May 6, 2011 .

SUNSHINE FINANCIAL, INC.

By:	/s/ Louis O. Davis, Jr.
Louis O. Davis, Jr., President and Chief Executive Officer (Duly Authorized Representative)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis O. Davis, Jr. and Brian P. Baggett, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Louis O. Davis, Jr.	Date: May 6, 2011
Louis O. Davis Jr., President, Chief Executive Officer and Director (Duly authorized representative and Principal Executive Officer)

/s/ Jack W. Madden	Date: May 6, 2011
Jack W. Madden, Chairman of the Board and Director

/s/ Jack P. Dodd	Date: May 6,2011
Jack P. Dodd, Director

/s/ Patrick E. Lyons	Date: May 6, 2011
Patrick E. Lyons, Director

/s/ Doris K. Richter	Date: May 6, 2011
Doris K. Richter, Director

/s/ Brian P. Baggett	Date: May 6, 2011
Brian P. Baggett, Executive Vice President, Chief Operating Officer, Secretary and Director

/s/ Benjamin F. Betts, Jr.	Date: May 6, 2011
Benjamin F. Betts, Jr., Director

/s/ Scott A. Swain	Date: May 6, 2011
Scott A. Swain, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)